Exhibit (h)(3)(b) Amended Schedule I to the Transfer Agent Interactive Client Services Agreement between the Registrant and ALPS

SCHEDULE 1

TO THE TRANSFER AGENT INTERACTIVE SERVICES AGREEMENT

LIST OF PORTFOLIOS

SEPTEMBER 7, 2006

Forward International Equity Fund

Investor Class

Forward Hoover Small Cap Equity Fund

Investor Class

Institutional Class

Class A

Forward Hoover Mini-Cap Fund

Investor Class

Institutional Class

Forward Global Emerging Markets Fund

Investor Class

Institutional Class

Forward International Small Companies Fund

Investor Class

Institutional Class

Class A

Forward Large Cap Equity Fund

Investor Class

Institutional Class

Class A

Forward Long/Short Credit Fund+

Class A

Forward Progressive Real Estate Fund*

Investor Class

Forward Legato Fund

Institutional Class

Class A

Sierra Club Stock Fund

Investor Class

Class A

Sierra Club Equity Income Fund

Investor Class

Forward Emerald Growth Fund

Class A

Class C

Forward Emerald Banking and Finance Fund

Class A

Class C

Forward Emerald Technology Fund

Class A

Class C

*	Name change effective October 30, 2006; formerly known as the Forward Uniplan Real Estate Investment Fund.

+	Registration Statement for the Forward Long/Short Credit Fund to be filed by subsequent amendment.